UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re:                                        :     Chapter 11

NEXTWAVE PERSONAL                             :     Case No. 98 B 21529 (ASH)
COMMUNICATIONS INC., et al.,
                     -- --                    :     (Jointly Administered)
                           Debtors.
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               NEXTWAVE CLASS [INSERT CLASS] BALLOT FOR ACCEPTING
                OR REJECTING FIRST AMENDED PLAN OF REORGANIZATION
                -------------------------------------------------


         NextWave Personal Communications Inc., NextWave Partners Inc., NextWave Power Partners Inc., NextWave Wireless Inc. and NextWave Telecom Inc. (collectively, the "Debtors"), have filed their First Amended Plan of Reorganization (the "Plan") dated July 27, 1999. The Bankruptcy Court has approved the Disclosure Statement with respect to the Plan (the "Disclosure Statement"), which provides information to assist you in deciding how to vote your Ballot. If you have not received a copy of the Disclosure Statement you may obtain a copy from Andrews & Kurth L.L.P., 1717 Main Street, Suite 3700, Dallas, Texas 75201, Attn: Deborah L. Schrier-Rape, Esq., (214) 659-4400. COURT APPROVAL OF THE DISCLOSURE STATEMENT DOES NOT INDICATE COURT APPROVAL OF THE PLAN.

         The creditors of the Debtors are afforded the opportunity to vote on the Plan, which may be confirmed by the Court and thereby made binding on you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class and that actually vote on the Plan and the holders of two-thirds in amount of equity security interests in each class that actually vote on the Plan. In the event the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if the Court finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code.

         YOU SHOULD REVIEW THE DISCLOSURE STATEMENT AND THE PLAN BEFORE YOU VOTE. YOU MAY WISH TO SEEK LEGAL ADVICE CONCERNING THE PLAN AND YOUR CLASSIFICATION AND TREATMENT THEREUNDER. YOUR CLAIM IS CLASSIFIED IN CLASS 1F UNDER THE PLAN. IF YOU HOLD CLAIMS OR EQUITY INTERESTS IN MORE THAN ONE CLASS, YOU WILL RECEIVE AND SHOULD COMPLETE A BALLOT FOR EACH CLASS IN WHICH YOU ARE ENTITLED TO VOTE.

         IF YOUR BALLOT IS NOT RECEIVED BY ANDREWS & KURTH L.L.P., 1717 MAIN STREET, SUITE 3700, DALLAS, TEXAS 75201, ATTN: DEBORAH L. SCHRIER-RAPE, ESQ., ON OR BEFORE 5:00 P.M., EST, ON AUGUST 27, 1999, YOUR VOTE WILL NOT BE COUNTED AS EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN. ALTHOUGH YOU MAY INITIALLY TRANSMIT YOUR BALLOT TO ANDREWS & KURTH L.L.P. VIA FACSIMILE AT (214) 659-4401, PLEASE MAIL THE ORIGINAL

BALLOT TO ANDREWS & KURTH L.L.P. IMMEDIATELY THEREAFTER.  DO NOT
DISCARD THE ORIGINAL BALLOT.

         IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT IT WILL BE BINDING ON YOU WHETHER OR NOT YOU VOTE.


                      ACCEPTANCE OR REJECTION OF JOINT PLAN
                      -------------------------------------

         Please note that you must vote all of the Claim (as defined herein) held by you to accept or reject the Plan. For purposes of tabulating the votes, you shall be deemed to have voted the full amount of your Claim in your vote. You may not split your vote and, accordingly, a vote to partially accept or partially reject the Plan will not be counted:

         1. AMOUNT OF CLAIM AND VOTE. The undersigned (the "Claimant"), the holder of a Class 1F Claim in the unpaid amount of $____________________, or such lesser or greater amount as may be reflected in the schedules of assets and liabilities or other records available to the Debtors (the "Claim"). Such calculation is for voting purposes only and may or may not reflect the actual amount of you claim for distribution purposes. (check one box only)

         |_|      ACCEPTS THE PLAN                   |_|      REJECTS THE PLAN

         ALTERNATIVELY, Claimant elects to have its claim treated in Class ____ as an Administrative Convenience Claim as such term is defined in the Plan. By making such election, Claimant agrees that all claims of Claimant against all of the Debtors, in the aggregate, shall not exceed $20,000. Please note that your claim will automatically be treated in Class __ as an Administrative Convenience Claim of your total claim is $20,000 or less. If Claimant holds a claim against more than one Debtor, Claimant must make this election on all of their ballots in order for the election to be valid. In addition, Claimant must vote to accept the Plan in order to make this Administrative Convenience Class election. (check one box only)

         |_|      ELECTS TO BE INCLUDED             |_|      DECLINES TO BE
                  IN THE ADMINISTRATIVE                      INCLUDED IN THE
                  CONVENIENCE CLASS                          ADMINISTRATIVE
                                                             CONVENIENCE CLASS

         CONVERSION RIGHTS - Certain holders of Allowed Claims have a contractual right to convert such Claim into shares of Existing NTI Series B Common Stock. If you hold such a conversion right, you may convert all or any portion of such Claim prior to August 27, 1999, at 5:00 p.m., EST, to be effective on the Effective Date, in accordance with the terms and provisions of the documents underlying such Claim, as modified by the procedures specified in the Plan and Disclosure Statement; provided, however, that such conversion rights shall be limited by the Debtors, in their sole discretion, to the extent necessary to avoid any violation of any FCC rule, regulation or requirement in effect at the time of such conversion. Confirmation of the Plan is a "liquidity event", as that term is defined in the Debtors' outstanding securities and instruments, thereby triggering, inter alia, conversion or vesting. For purposes of treatment under the Plan, the portion of an

                                       2
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Allowed Claim that is converted into shares of Existing NTI Series B Common
Stock shall cease to be an Allowed Claim and shall receive the treatment accorded to Class 1L. Any portion of an Allowed Claim subject to conversion but not so converted shall continue to be an Allowed Claim in the appropriate Class for the amount not converted and receive the treatment accorded to the holders of Allowed Claims in such Class. (check one box only)


[ ]  ELECTS TO CONVERT CLAIM INTO                [ ]  DOES NOT ELECT TO CONVERT
     SHARES OF EXISTING SERIES B STOCK                CLAIM INTO SHARES OF
     (CHECK WHETHER CONVERTING ALL                    EXISTING SERIES B STOCK
     OR PORTION OF CLAIM)


____      ALL CLAIM INTO SHARES OF
          EXISTING SERIES B STOCK


____      PORTION OF CLAIM INTO SHARES
          OF EXISTING SERIES B STOCK (IF
          ELECTING PORTION, INSERT
          AMOUNT OF CLAIM TO BE
          CONVERTED -- _________________)

2.   CERTIFICATIONS.

         By signing this Ballot, the undersigned Claimant certifies that it has not submitted any other Ballots for its Claim or that, if any other Ballots have been submitted, such earlier Ballots are hereby revoked.

         By signing this Ballot, the undersigned Claimant certifies that it has been provided with a copy of the Disclosure Statement relating to the Plan and all related tabulation materials.

         By signing this Ballot, the undersigned Claimant certifies that it understands that if this Ballot is validly executed and returned without indicating an acceptance or rejection of the Plan, IT WILL NOT BE COUNTED.

         By signing this Ballot, the undersigned Claimant certifies that it is the holder of the Claim set forth above and has full power and authority to vote to accept or reject the Plan. To the extent the undersigned is voting on behalf of the actual holder of the Claim, the undersigned certifies that it has the requisite authority to do so and will submit evidence of same upon request. The undersigned Claimant also acknowledges that this tabulation is subject to all the terms and conditions set forth in the Disclosure Statement relating to the Plan.

     YOU ARE URGED TO VOTE ON THE PLAN.

                           Name of Creditor:

                           ----------------------------------------------------
                                             (Print or Type)

                           By:
                              -------------------------------------------------
                                 (Signature of Creditor or Authorized Agent)

                           Print Name
                           of Signatory:
                                        ---------------------------------------
                           Title:
                                 ----------------------------------------------
                                              (If Appropriate)

                           Street Address:
                                          -------------------------------------

                           ----------------------------------------------------
                                      City, State and Zip Code

                           Telephone Number: (  )
                                            -----------------------------------

                           ----------------------------------------------------
                           Social Security or Federal Tax I.D. No. (Optional)



YOUR VOTE MUST BE RECEIVED BY 5:00 P.M. EASTERN STANDARD TIME, ON AUGUST 27, 1999, OR YOUR VOTE WILL NOT BE COUNTED.